UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2019

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2019, Flex Ltd. (the “Company”) announced that Revathi Advaithi has been appointed Chief Executive Officer of the Company, with such appointment to be effective February 11, 2019.  Ms. Advaithi will also become a member of the Board of Directors of the Company.  In connection with Ms. Advaithi’s appointment, Mr. Scott Offer will cease to serve as acting chief executive officer.

Prior to joining the Company, Ms. Advaithi, age 51, was President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company, a position she had held since September 1, 2015.  Prior to that, she served as President of Electrical Sector, Americas of Eaton from April 1, 2012 through August 31, 2015.  She joined Eaton in 1995 and led the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai. Between 2002 and 2008, Ms. Advaithi worked at Honeywell, where she held several senior roles within the sourcing and supply chain functions of the aerospace sector before being named vice president and general manager of Honeywell’s Field Solutions business in 2006.  Ms. Advaithi returned to Eaton in 2008 as vice president and general manager of the Electrical Components Division.  She has a bachelor’s degree in mechanical engineering from the Birla Institute of Technology and Science in Pilani, India, and an MBA in international business from Thunderbird-Garvin School of International Business in Glendale, Arizona. Ms. Advaithi is a director of BAE Systems plc, a global defense, aerospace and security company.  She serves on the executive committee and board of governors of the National Electrical Manufacturers Association in the U.S., on the Advisory Council for the University of Pittsburgh’s Center for Energy, and on the board of directors of the Women’s Center and Shelter of Greater Pittsburgh.  There is no arrangement or understanding between Ms. Advaithi and any other person pursuant to which she was appointed Chief Executive Officer and director.

In connection with Ms. Advaithi’s appointment as Chief Executive Officer, the Company entered into an offer letter (the “Offer Letter”) with Ms. Advaithi on February 7, 2019.  Under the terms of the Offer Letter, Ms. Advaithi’s annual base salary will be $1,150,000.  Beginning with the Company’s fiscal year 2020, Ms. Advaithi will be eligible for a bonus under the Company’s Annual Incentive Bonus Plan, with a target award opportunity of 150% of base salary and a maximum award opportunity of 375% of base salary, based upon the achievement of pre-established performance measures.  For fiscal year 2019, Ms. Advaithi will be paid a pro rata bonus at target for her period of employment in fiscal year 2019.  Ms. Advaithi will also be eligible to participate in the Company’s Deferred Compensation Plan under which beginning in fiscal 2020 she may receive a Company contribution, based on Company performance, of up to 30% of base salary.  Additionally, Ms. Advaithi will be credited with a one-time funding payment of $2,000,000 under the Deferred Compensation Plan which will cliff vest on the third anniversary of the employment commencement date, provided that Ms. Advaithi remains employed by the Company.  As part of the Company’s fiscal year 2020 equity incentive grants, Ms. Advaithi will be granted an award comprised of 50% performance share units (PSUs) and 50% restricted share units (RSUs) having an aggregate target value of $7,500,000.  The RSUs will vest in four equal annual installments, subject to continued employment through the vesting dates.  The PSUs will vest based on achievement of performance goals over a three-year period (with the number of shares that vest dependent on the level of achievement), subject to continued employment through the vesting date.  Ms. Advaithi will receive a sign-on grant of RSUs having a grant date fair value of $2,000,000 which will vest in three equal annual installments, subject to continued employment through the vesting dates.  Ms. Advaithi also will receive a sign-on cash bonus of $3,000,000, which she is required to repay if, within 18 months of the employment commencement date, either she voluntarily terminates her employment with the Company (other than for good reason as defined in the Company’s Executive Severance Plan) or the Company terminates her employment for cause (as defined in the Company’s Executive Severance Plan).  The Company will reimburse Ms. Advaithi for her documented and reasonable expenses that she incurs in her relocation to the San Francisco Bay Area.

Ms. Advaithi’s employment may be terminated by Ms. Advaithi or the Company at any time, with or without cause.  In the event that Ms. Advaithi terminates her employment for good reason (as defined in the Company’s Executive Severance Plan) or the Company terminates her employment without cause (as defined in the Company’s Executive Severance Plan), Ms. Advaithi would be entitled to receive (i) subject to execution and non-revocation of a standard release of claims, accelerated vesting and payment of her sign-on compensation, and (ii) (a) two years’ continued payment of base salary and two years of her target annual bonus amount, (b) two years’ continued vesting of outstanding equity awards and deferred compensation, and (c) two years’ continued benefits coverage.

Eaton Corporation plc and its subsidiaries (collectively, “Eaton”) are suppliers to the Company.  The Company made payments of $12.8 million to Eaton in the Company’s fiscal year 2018 and has made payments to date of approximately $10.0 million in the Company’s fiscal year 2019.  These supply arrangements were made in the ordinary course and on arms-length terms and such ordinary course supply arrangements were made prior to discussions between the Company and Ms. Advaithi concerning her appointment.

A copy of the Offer Letter will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended March 31, 2019.

Item 7.01 Regulation FD Disclosure.

On February 11, 2019, the Company issued a press release announcing the appointment of Ms. Advaithi as Chief Executive Officer and as a director of the Company.  A copy of the press release is furnished with this report as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit
99.1	Press release, dated February 11, 2019, issued by Flex Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: February 11, 2019	By:	/s/ Christopher Collier
		Name:	Christopher Collier
		Title:	Chief Financial Officer